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                                                                     EXHIBIT 5.1


                         Opinion and Consent of Counsel

                                February 13, 2001



VoiceStream Wireless Corporation
12920 SE 38th Street
Bellevue, Washington 98006

        Re:    Registration Statement on Form S-8 of VoiceStream Wireless
               Corporation

Ladies and Gentlemen:

        We have acted as counsel to VoiceStream Wireless Corporation (the "Company") in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") relating to the registration of shares (the "Shares") of Common Stock, no par value per share, of the Company issued pursuant to the VoiceStream Wireless Corporation 2000 Executive Restricted Stock Plan (the "Plan").

        In connection therewith, we have reviewed the Company's Amended and Restated Certificate of Incorporation, Bylaws and minutes of appropriate meetings, and we are familiar with the proceedings to date with respect to the Plan and the issuance and sale of the Shares and have examined such records, documents and questions of law, and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

        Based on the foregoing, it is our opinion that:

        1. The Company is duly incorporated and validly existing and in good standing under the laws of the State of Delaware.

        2. The Shares are legally issued, fully paid and non-assessable under the Delaware General Corporation Law.

        We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                           Very truly yours,

                                           PRESTON GATES & ELLIS LLP

                                           By       /s/ Richard B. Dodd
                                              ----------------------------------
                                                    Richard B. Dodd